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FOR IMMEDIATE RELEASE
MAY 8, 2000

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

At the Company:                                                       Investor Contact:
POPMAIL.COM, INC.:                  POPMAIL NETWORK                   METROPOLITAN CAPITAL PARTNERS
Stephen D. King                     John Palms                        Michael Lafferman, President
CEO                                 President                         mikel@metcapinc.com
Stephen.King@us.popmail.com         John.Palms@us.popmail.com         www.metcapinc.com
(972) 550-5532                      (972) 550-5532                    (310) 358-9977

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               POPMAIL.COM ANNOUNCES RELEASE OF ENEWSNOTIFIER 3.0

              POPMAIL.COM UPGRADES POPULAR E-MAIL MARKETING SERVICE AND RAISES ADDITIONAL $4.5 MILLION DOLLARS OF CAPITAL

DALLAS, TX, May 8, 2000 - PopMail.com, inc. (Nasdaq: POPM - news), a leading permission- and affinity-based content and e-mail marketing company, announced today the introduction of EnewsNotifier (ENN) 3.0, the latest version of the Company's popular permission marketing e-mail service. Through its ENN e-mail service, PopMail.com has established a significant presence in the broadcast, print media, entertainment and professional sports industries.

ENN is a "permission marketing" e-mail service that allows organizations to capture specific interest and demographic information about their customers and create a member database. These organizations can then use this database to send out targeted and customized messages to registered members on the topics of interest to them. ENN gives its clients the capability to communicate and market their products and services more effectively and efficiently, thereby generating additional revenues and market share.

ENN 3.0 incorporates a number of improvements that will create incremental revenue opportunities, increase functionality, and provide easier use. These features, developed through continuous communications with clients in the Company's key vertical markets of media, sports and entertainment, include:

- CLICK-THROUGH TRACKING - allows clients to monitor how many recipients click on links in an e-mail message

- HTML TEMPLATES - enables clients to send graphically rich e-mail messages quickly and easily

- BANNER ADS - provides space for companies to sell space provided in ENN 3.0 landing and sign-up pages

- BIRTHDAY CLUB - permits registrants to enter date of birth, allowing clients to create automated birthday greetings with special offers

- AUTOMATED BOUNCE BACK SCRUBBING - keeps system databases clean by deactivating e-mail addresses no longer in use

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PopMail.Com, Inc.
May 8, 2000
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Other upgrades include expanded database targeting efficiencies, improved administrator capabilities and enhanced registrant sign-up and profile modification features.

Stephen D. King, Chief Executive Officer at PopMail.com, said, "This latest version of ENN will greatly benefit our current clients and attract many new ones. PopMail knows the importance of keeping its products and services up-to-date, and we are confident we have done this with ENN 3.0. By listening to our clients and meeting their needs, our company should continue to be a leader in permission e-mail marketing."

The ENN 3.0 introduction plays a key role in PopMail.com's business model by monetizing the Company's databases with advertising and e-commerce, as well as helping clients effectively build permission e-mail databases.

POPMAIL RAISES ADDITIONAL $4.5 MILLION DOLLARS IN PRIVATE EQUITY FINANCING

To help provide cash reserves and ability to fund these types of working capital requirements, the Company recently closed on a $4.5 million equity financing. This consisted of Convertible Preferred Shares with a minimum of a six month holding period prior to conversion and public sale.

ABOUT POPMAIL.COM, INC.

PopMail.com, inc. is a "permission marketing" and "affinity-based" e-mail marketing company, serving the needs of individual businesses in a one-on-one relationship with their customers. The Company targets four main vertical markets for its network services: broadcast, media, sports and entertainment industries. Companies in these vertical markets typically have customers who have a strong affinity towards their products and services, such as a favorite sports team, radio station or upcoming broadcast or publication. Combining these email services allows companies to cut through the clutter and inefficiencies of traditional marketing and begin promoting and branding more effectively and efficiently to their viewers, listeners, fans and customers on the topics and items that are of interest to them.

The Private Securities Litigation Reform Act of 1995 Provides a "Safe-harbor" for Forward-looking Statements. Certain Information Included in This Press Release (As Well as Information Included in Oral Statements or Other Written Statements Made by or to be Made by the Company) Contains Statements That are Forward-looking, Such as Statements Relating to Plans for Future Expansion. Such Forward-looking Information Involves Important Risks and Uncertainties That Could Significantly Affect Anticipated Results in the Future; and Accordingly, Such Results May Differ From Those Expressed in Any Forward-looking Statement Made by or On Behalf of the Company. These Risks and Uncertainties Include, But are Not Limited To, Completion of Definitive Purchase Agreements, Ability to Obtain Needed Capital, Ability to Attract and Retain Key and Other Personnel, Those Relating to Development Activities, Dependence On Existing Management, Leverage and Debt Service, Domestic or Global Economic Conditions, and Changes in Customer Preferences and Attitudes. for More Information, Review the Company's Filings With the Securities and Exchange Commission.


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